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                                                                    Exhibit 21.1

                               EFI SUBSIDIARIES*

NAME, ADDRESS                                     JURISDICTION OF ORGANIZATION        DOING BUSINESS AS**
Electronics for Imaging Australia Pty Ltd         Australia
26 Cunningham Street
North Sydney NSW 2060
Australia
Incorporation Date:  March 5, 1997

EFI Brazil LTDA                                   Brazil                              Electronics for
Av. Ayrton Senna                                                                      Imaging do Brazil
3000 Bloco2-Sala
412 Edifcio via Purque Offices
Barra da Tijuca
Rio da Janiero
RJ CEP 22775-001

EFI (Canada), Inc.                                Canada
Box 25
Commerce Court West
Toronto, Ontario, Canada  M5L 1A9

Electronics for Imaging, International            Cayman Islands
PW Corporate Services (Cayman) Ltd
PO  Box 258
First Home Tower
British American Centre
George Town
Grand Cayman, Cayman Islands

Tidenet, Inc.                                     Delaware
303 Velocity Way
Foster City, CA 94404

Electronics for Imaging France SARL               France                              EPLI
Immeuble Atria
5, Place des Marseillais
94227 Charenton-le-Pont Cedex

Electronics for Imaging GmbH                      Germany                             EFI Deutschland
Kaiserswerther Strasse 115
D-40880 Ratingen
Germany

Best GmbH                                         Germany
Mevissenstr 65
47803 Krefeld
Germany

EFI Ireland Imaging Solutions Investment
Company Ltd                                       Ireland
Harcourt Centre
Harcourt Street

Dublin 2
Ireland

Electronics for Imaging (Israel) Ltd              Israel
Inactive

Electronics for Imaging Italia SRL                Italy
Centro Direzionale Milano Fiori
Strada 6, Palazzo E3
20090 Assago (Milano)
Italy

Electronics for Imaging Private Limited           India
427, 16th Main, 3rd Cross, 3rd Block
Koramangala, Bangalore 560 038

EFI KK                                            Japan                               Electronics for
Shinjuku Island Wing 13F                                                              Imaging KK
3-1 Nishi-Shinjuku 6-chome
Shinjuku-ku
Tokyo 160-0023
Japan

Electronics for Imaging, B.V.                     Netherlands
201-207 Boeing Avenue
1119 PD Schiphol-Rijk
The Netherlands

Electronics for Imaging Investments S.a.r.l.      Netherlands
2 Rue Hackin
L-1746 Luxembourg

Electronics for Imaging Singapore Pte Ltd         Singapore
60B Peck Seah Street
Singapore 079323

Electronics for Imaging Espana S.L.               Spain
Parque Impresarial San Fernando
Edificio Francia
28883 L Madrid
Spain

Electronics for Imaging AB                        Sweden                              Electronics for
Frosundaviks Alle 15 4tr                                                              Imaging Sweden
169 70 Solna
Sweden

Electronics for Imaging Holding GmbH              Switzerland
ATAG Ernst & Young AG
Attn: Thomas Rast
Bundesstrasse 3
CH - 6304 Zug

Electronics for Imaging (Europe) Limited          UK                                  Electronics for

Stonebridge House                                                                     Imaging UK
Padbury Oaks
Old Bath Road
Lomgford, Middlesex UB7 0EW
United Kingdom

EFI Foreign Sales Corporation, Inc.                                                   US Virgin Islands
Crown Bay Marina
Suite 521
St. Thomas, U.S.V.I. 00802

*    All of the listed subsidiaries are 100% wholly-owned subsidiaries of EFI

** "Doing Business As" names have been listed only where they differ from the name of the subsidiary.